SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: May 7, 2007


                       USA SUPERIOR ENERGY HOLDINGS, INC.
                        --------------------------------
              (Exact name of registrant as specified in its charter)


                         COMLINK COMMUNICATIONS COMPANY
                         ------------------------------
                                 (former name)



     NEVADA                  333-117114               30-0220588
-----------------           -------------            ------------
(State or other             (Commission              (IRS Employer
jurisdiction of              File Number)             Identification No.)
incorporation)


               1726 Augusta Drive, Suite 105, Houston, Texas 77057
           ----------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 832-251-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

Section 1 - Registrant's Business and Operations


        None


Section 2 - Financial Information


        None


Section 3 - Securities Trading Markets

        Item 3.02 - Unregistered Sales of Equity Securities.

     On May 7, 2007 (the "Closing Date"), in a private placement transaction, exempt from registration under the Securities Act of 1933, as amended (the "1933 Act") pursuant to Section 4(2) of the 1933 Act and Regulation D promulgated thereunder, USA Superior Energy Holdings, Inc. (the "Company") sold to accredited investors, 2,500,000 units, at a purchase price of $0.40 per unit for a total purchase price of $1,000,000. The 2,500,000 units were paid in full at the Closing Date.

     Each unit consists of 1 share of the Company's restricted common stock and a warrant to purchase one-half of a share of the Company's restricted common stock ("Warrant"). The warrant has an exercise price of $0.80 per share, a term of two years.

     As a result of the sale, the Company will issue 2,500,000 restricted shares of the Company's common stock and warrants exercisable for 1,250,000 shares of the Company's restricted common stock.


Section 4 - Matters Related to Accountants and Financial Statements

        None

Section 5 - Corporate Governance and Management

        None


Section 6 - [Reserved]

Section 7 - Regulation FD

        None

Section 8 - Other Events

       None

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

      None

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 11, 2007                        USA SUPERIOR ENERGY HOLDINGS, INC.


                                             By: /s/G. Rowland Carey
                                                 ---------------------------
                                                  G. Rowland Carey, President